CCC
FINANCE

-

LOAN AGREEMENT

between

(1) CORPORATE COMMERCIAL COLLECTIONS LIMITED
(2) "The Lender"

and

(2) BRIGHTLANE CORP
"the Borrower"

CCC FINANCE

THIS AGREEMENT IS MADE the 17th May 2019

BETWEEN:

(1) **Corporate Commercial Collections Limited** *Company No: 07828704* (the "Lender") of 3rd Floor, Middleborough House, 16 Middleborough, Colchester, Essex CO1 1QT and

(2) **BRIGHTLANE CORP** (the "Borrower") of 1600 West Loop South, Suite 600, Houston, Texas 77056, USA

NOW IT IS HEREBY AGREED as follows:

1. **Background**

The Lender has agreed to provide the Borrower with a 24 month loan facility of varied amounts as requested by the Borrower up to £8,000,000, for the financing of working and capital expenditure with individual drawdown requests by the Borrower (for security see below)

2. **Definitions and Interpretation**

2.1 In this agreement: -

"Advances"	(also referred to as **"Drawdown"**) means an advance made or to be made by the Lender to the Borrower under this Agreement;
"Commencement Date"	means the date of this Agreement;
"Event of Default"	means any event or circumstances as specified in clause 12;
"Existing Security"	means any Security created or outstanding with the prior written consent of the Lender;
"Finance Documents"	means this agreement, the Security Documents and any other document designated as such by the Lender and the Borrower;
"Potential Event of Default"	means any event or circumstances which would, on the giving of notice, expiry of any grace period or making of any determination under this Agreement, become an Event of Default;
"Security"	means any mortgage, debenture, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by

	way of security, title retention or any other type of arrangement having a similar effect to any of them;
"Security Documents"	means the documents attached under Schedule 2;
"Tax Deduction"	means a deduction or withholding for, or on account of, Tax from a payment under the Finance Documents, if applicable on an individual client drawdown
"Unpaid Amount"	means any sum or amount which is not paid on the due date for its payment under this Agreement;
"Warranties"	means the representations and Warranties set out at clause 10.

2.2 Any reference in this agreement to a statute or a provision of a statute shall be construed as a reference to that statute or provision as amended, re-enacted or extended at the relevant time.

2.3 The headings in this agreement are for convenience only and shall not affect their interpretation.

3. The Facility

Subject to and in accordance with this agreement the Lender agrees to lend to the Borrower on the request of drawdown given under Schedule 2 (the "Drawdown Date")

4. Purpose

4.1 The Borrower shall use all sums borrowed by it under this agreement for the provision of working capital.

5. Drawdown

5.1 The Loan is available for drawing by the Borrower in multiple Advances as required. The Borrower will submit written drawdown notices as per Schedule 2.

5.2 The Lender shall pay the Advance to the Borrower in immediately available cleared funds on the relevant Advance Date to, or for the account of, the Borrower.

5.3 Any payment which is due to be made on a day which is not a Business Day, shall be made on the next Business Day. Any interest or other amount accruing on a daily basis shall be calculated accordingly.

6. **Interest**

6.1 The Loan shall bear interest at an annual rate of 10% percent calculated daily and to be paid quarterly in arrears

6.2 Interest will be calculated daily and repaid as per Schedule 1

6.3 In the event of a default in payment, a penalty interest will apply as per Schedule 1, the aforesaid interest rate shall apply to the total of principal and interest due at the time of default.

7. **Repayments**

The Lender will be committed to the loan and interest until the repayment date.

The Lender will issue a termination notice 7 days after the repayment date (repayment date).

8. **Tax**

All consideration expressed to be payable under this Document by the Borrower to the Lender shall be deemed to be exclusive of any VAT. It is the responsibility of The Lender to obtain the necessary tax advice pertinent their own position.

9. **Security**

The Borrower agrees to secure the repayment of the Loan by executing those security documents attached hereto as Schedule 2 (the "Security Documents") The Security documents shall be made available and agreed by the Borrower at the time of drawdown request form as per Schedule 2 and all Schedule 2 addenda. From time to time the Lender may demand, and the Borrower shall execute, additional loan documents which are reasonably necessary to perfect the Lender's security interests.

The Borrower undertakes to not allow any security to be put in place over any of its assets. This document represents a negative pledge to that effect to The Lender as per the covenant in 11.1.

The Borrower however will use the proceeds as stated in 4.1 and will secure that position by way of the security documents as listed in Schedule 2. The Lender will therefore benefit from the security enjoyed by The Lender.

10. **Representations and Warranties**

The Borrower represents and warrants as follows:

10.1 The Borrower is a duly incorporated company validly existing under the law of its jurisdiction of incorporation; and The Borrower has the power to use its assets and carry on its business as it is being conducted, and to execute, deliver and perform its obligations under the Finance Documents and the transactions contemplated by them.

10.2 The Borrower is the legal and beneficial owner of and has good title to all its assets and no Security exists over its assets.

10.3 The Borrower has taken all necessary action and obtained all required or desirable consents to enable it to execute, deliver and perform its obligations under this agreement and to make this agreement admissible in evidence in its jurisdiction of incorporation. Any such authorisations are in full force and effect.

10.4 The information, in written or electronic format, supplied by the Borrower to the Lender in connection with the Facility and this agreement was, at the time it was supplied, to the best of the Borrower's knowledge:

10.4.1 complete, true and accurate in all material respects at the time it was supplied; and

10.4.2 not misleading in any material respect, nor rendered misleading by a failure to disclose other information,

except to the extent that it was amended, superseded or updated by more recent information supplied by the Borrower to the Lender.

10.5 Each set of financial statements delivered to the Lender by the Borrower were prepared in accordance with consistently applied accounting principles, standards and practices generally accepted in its jurisdiction of incorporation and present the Borrower's financial condition and operations during the relevant accounting period fairly and accurately.

10.6 No litigation, arbitration or administrative proceedings are taking place, pending or, to the Borrower's knowledge, threatened against it or any of its assets.

10.7 No Event of Default has occurred, is continuing or will occur when an Advance is made.

10.8 There has been no material adverse change in the business or financial condition of the Borrower since the date of this agreement.

11. **Events of Default**

Each of the events or circumstances set out below is an Event of Default.

11.1 The Borrower fails to pay any sum payable by it under these documents when due, unless its failure to pay is caused solely by an administrative error or technical problem and payment is made within 7 Business Days of its due date.

11.2 The Borrower fails (other than a failure to pay) to comply with any provision of the Finance Documents and (if the Lender considers, acting reasonably, that the default is capable of remedy) such default is not remedied within 7 days of: -

11.2.1 the Borrower becoming aware of the default; or

11.2.2 the Lender notifying the Borrower of the default and the remedy required, whichever is the earliest?

11.3 Any representation, warranty or statement made, repeated or deemed made by the Borrower in, or pursuant to, the Finance Documents is (or proves to have been) incomplete, untrue, incorrect or misleading when made, repeated or deemed made.

11.4 Any indebtedness of the Borrower is not paid when due; or

11.4.1 any indebtedness becomes due, or capable of being declared due, prior to its stated maturity by reason of default; or

11.4.2 any expropriation, attachment, sequestration, distress, execution or enforcement of Security affects any of the Borrower's assets.

11.5 Any action, proceedings, procedure or step is taken in relation to:

11.5.1 the suspension of payments, winding up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower; or

11.5.2 the appointment of a liquidator, receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets.

11.6 Any Security on or over the assets of the Borrower becomes enforceable and is not discharged within 30 days of enforcement commencing.

12. Assignment and Transfer

12.1 The Lender may assign any of its rights, or transfer any of its rights or obligations by novation, but only with express written consent of The Borrower.

12.2 The Borrower may assign any of its rights or obligations under these Documents.

12.3 In the event of the death of The Lender this loan agreement may be left to any beneficiary or next of kin under a Nomination of Beneficiary deed and included in any will.

13. Remedies, Waivers, Amendments and Consents

13.1 Any amendment to this agreement shall be in writing and signed by or on behalf of each party.

13.2 Any waiver of any right or consent given under this agreement is only effective if it is in writing and signed by the waiving and consenting party and applies only in the circumstances for which it is given.

13.3 No delay or failure to exercise any right under this agreement shall operate as a waiver of that right.

13.4 No single or partial exercise of any right under this agreement shall prevent any further exercise of the same or any other right under this agreement.

13.5 Rights and remedies under this agreement are cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

14. Severance

If any provision of this agreement is held by any competent authority to be invalid or unenforceable in whole or in part the validity of the other provisions of these Conditions and the remainder of the provision in question shall not be affected thereby.

15. Third Party Rights

A person who is not a party to this agreement shall have no rights under this agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

16. Communications

16.1 All communications between the parties about the loan shall be in writing and delivered by hand or sent by pre-paid first-class post or sent by fax or e-mail:

16.1.1 (in the case of communications to the Lender) to its registered office or such changed address as shall be notified to the Borrower by the Lender; or

16.1.2 (in the case of the communications to the Borrower) to the registered office of the addressee (if it is a company) or (in any other case) to any address of the Borrower set out in any document which forms part of the Contract or such other address as shall be notified to the Lender by the Borrower.

16.2 Communications shall be deemed to have been received:

16.2.1 if sent by pre-paid first-class post, two Business Days after posting (exclusive of the day of posting); or

16.2.2 if delivered by hand, on the day of delivery; or

16.2.3 if sent by fax or e-mail on a Business Day prior to 4.00 pm, at the time of transmission and otherwise on the next Business Day.

16.3 Communications addressed to the Lender shall be marked for the attention of The Directors.

17. Governing Law and Jurisdiction

This Agreement shall be governed by, construed and enforced in accordance with the law of England and Wales to the jurisdiction of which the parties hereto submit.

18. **By signing this agreement, the client fully understands and has read the above agreement, has sought legal independent advice and confirms their status as a Sophisticated Investor and a High Net worth individual.**

IN WITNESS OF WHICH the parties have signed this agreement the day and year first above written.

....Signed by	.... Signed by
for and on behalf of the Lender	for and on behalf of
CORPORATE COMMERCIAL COLLECTIONS LTD	**BRIGHTLANE CORP**
Company no. 07828704	(The "Borrower")
(The "Lender")	**Peter Hellwig, Brightlane Corp, CFO & COO**
Date:	Date: **May 17, 2019**
In the presence of (witness)	In the presence of (witness)
Name:	Name: **Bree Hellwig**
Address:	Address: **13990 Bartram Park Blvd Jacksonville, FL 32258**
Occupation:	Occupation:
Date:	Date: **May 17, 2019**

CCC FINANCE

SCHEDULE 1
Repayment Schedule

Repayment Date:	16th May 2021
Loan Amount:	£8,000,000.00
Interest payable:	10% per annum – paid quarterly in arrears

SCHEDULE 2
Drawdown Request Form

To be completed on each BRIGHTLANE CORP drawdown request

Drawdown Request Amount: ______________________________

New Outstanding Balance: ______________________________

Signature: ______________________________

Authorised Signatory Name: ______________________________

Drawdown Date: ______________________________